SALAMON GROUP INC. SIGNS SPA TO ACQUIRE SUNLOGICS POWER FUND

LAS VEGAS, Dec. 30, 2010 (GLOBE NEWSWIRE) – Salamon Group Inc., (OTCBB:SLMU - News) announced today the signing of a Stock Purchase Agreement (the “Agreement”) with Sunlogics Power Fund Management Inc. for the reverse merger of the two companies.

For more information, please refer to the Company’s filings on the SEC website at www.sec.gov

About Sunlogics Power Fund Management Inc.

Sunlogics Power Fund Management Inc., is focused on the acquisition of solar powered electricity generating facilities which have long term power purchasing agreements in place with local power utilities.

About Salamon Group Inc.

Salamon Group Inc. is a publicly traded independent "green" energy company with headquarters in Las Vegas, Nevada, USA and research operations in Vancouver, BC, Canada. Salamon was founded with the specific aim to become a leader in the development of patents relating to electricity generation, capture and transmission. Our aim is to partner with existing industry stakeholders to exploit the patent potential through licensing agreements while serving a growing target market with integrity and honesty. Salamon Group Inc. headquarters out of Las Vegas, with Vancouver offices and research engaged in Vancouver BC, Canada.

This release may contain forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as "expects," "plans," "estimates," "intends," "believes," "could," "might," "will" or variations of such words and phrases. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Salamon Group Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties which are described under the caption "Note Regarding Forward-looking Statements" and "Key Information - Risk Factors" and elsewhere in Salamon Group Inc.'s Annual Report for the fiscal year ended December 31, 2009 as filed on EDGAR at www.sec.gov. The risk factors identified in Salamon Group Inc. Annual Report are not intended to represent a complete list of factors that could affect Salamon Group Inc. Accordingly, readers should not place undue reliance on forward-looking statements. Salamon Group Inc. does not assume any obligation to update the forward-looking information contained in this press release.

Contact:

Salamon Group Inc.
Michael Matvieshen, Chief Executive Officer
250-864-7534